Exhibit 99.3
Wheels Up Names John Verkamp as Chief Financial Officer

Verkamp to bring extensive financial leadership experience to help drive strategic growth plan

ATLANTA, March 11, 2025 – Wheels Up Experience Inc. (NYSE: UP), a global leader in private aviation, today announced the appointment of John Verkamp as Chief Financial Officer. With a track record of financial leadership and a deep understanding of complex operations, John will oversee the company’s global finance organization. John will be based in Atlanta and is expected to join the company on March 31, 2025.

John brings more than two decades of experience from General Electric Company ("GE") and GE Vernova Inc. ("GE Vernova") in the aviation and power industries. Prior to accepting this role, John served as Vice President and CFO of the Gas Power Global Services business of GE Vernova and previously held various financial leadership positions in the GE family of companies, including CFO of Gas Power Commercial and Services, CFO of Avio Aero and Chief Risk Officer at GE Aviation.

"We are excited to welcome John to Wheels Up at such a pivotal moment in our business transformation," said George Mattson, CEO of Wheels Up. "His extensive financial experience, strategic mindset and ability to drive impactful change in partnership with our commercial and operations teams will make him an outstanding addition to our executive team. His leadership and experience will be invaluable as we continue to deliver on the financial improvement that is part of our strategic transformation plan and chart an ambitious course for the future."

"I also want to take this opportunity to thank Eric Cabezas for the outstanding contributions he has made as Interim CFO as he transitions back to his role as Senior Vice President of Finance," said Mattson.

John holds a Bachelor of Science degree in Finance and Accounting from the Kelley School of Business at Indiana University.

About Wheels Up

Wheels Up is a leading provider of on-demand private aviation in the U.S. with a large, diverse fleet and a global network of safety-vetted charter operators, all committed to safety and service. Customers access charter and membership programs and commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides freight, safety, security, and managed services to a range of clients, including individuals and government organizations. With the Wheels Up app and website, members can easily search, book, and fly.

For more information, visit www.wheelsup.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (the "Company"). These forward-looking statements include, but are not limited to, statements regarding the expected impact and timing of certain personnel transitions. The words "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "future," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "strive," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statement scan be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission ("SEC") on March 7, 2024 and the Company’s other filings with the SEC from time to time. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company does not intend to update any of these forward-looking statements after the date of this press release.
Contacts
Investors:
ir@wheelsup.com
Media:
press@wheelsup.com

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